                                                                    Exhibit 99.1


                    ALPHA                            INVESTOR CONTACT:
[GRAPHIC OMITTED]   TECHNOLOGIES                      Neil Berkman Associates
                    GROUP, INC.                       (310) 277-5162
                                                      info@BerkmanAssociates.com

                                                     COMPANY CONTACT:
                                                      Jim Polakiewicz
                                                      Chief Financial Officer
FOR IMMEDIATE RELEASE                                 (603) 635-5160


             ALPHA TECHNOLOGIES GROUP REPORTS SECOND QUARTER RESULTS

     LOS ANGELES, CALIFORNIA, June 10, 2003 -- ALPHA TECHNOLOGIES GROUP, INC. (NASDAQ:ATGI) announced today that revenue for the second quarter ended April 27, 2003 was $12,209,000. This compares to revenue of $13,933,000 for the second quarter of fiscal 2002. The net loss for this year's second quarter was $348,000, or $0.05 per share. This compares to a net loss for last year's second quarter of $348,000, or $0.05 per share.

     For the six months ended April 27, 2003, revenue was $23,630,000 compared to $26,520,000 for the same period of the prior year. The net loss for this year's first half was $821,000, or $0.12 per share. This compares to a net loss of $662,000, or $0.09 per share, for the first six months of fiscal 2002.

     "We are maintaining a cautious posture, continuing to reduce costs wherever possible, and positioning the company to benefit from any improvement in the business environment," said Chief Executive Officer Larry Butler.

     Total debt declined to $23,350,000 at April 27, 2003 from $24,850,000 at October 27, 2002. At April 27, 2003, stockholders' equity was $25,150,000, or approximately $3.54 per share.

NON-GAAP FINANCIAL MEASURES

     Cash flow for the first six months of fiscal 2003, as measured by earnings before interest, taxes, depreciation and amortization (EBITDA), was approximately $1,360,000. This compares to EBITDA of approximately $2,701,000 for the same period a year earlier.

     The following table reconciles GAAP to non-GAAP financial measures:

             RECONCILIATION FROM GAAP TO NON GAAP FINANCIAL MEASURES
                                 (In Thousands)

                                                                       Six Months Ended
                                                                   ------------------------
                                                                   April 27,      April 28,
                                                                      2003           2002
                                                                   ---------      ---------

Net Loss                                                            $  (821)       $  (662)
Add (deduct):
  Interest expense                                                    1,031          1,285
  Costs associated with debt extinguishment and modifications            --            591
  Credit for income taxes                                              (547)          (408)
  Depreciation and amortization                                       1,697          1,895
                                                                    -------        -------
EBITDA                                                              $ 1,360        $ 2,701
                                                                    =======        =======


                                     (more)

ALPHA TECHNOLOGIES GROUP REPORTS SECOND QUARTER RESULTS
June 10, 2003
Page Two



CONFERENCE CALL

     Alpha has scheduled a conference call today at 11:00 AM ET. A simultaneous WebCast may be accessed at www.alphatgi.com/pr.html. A replay will be available after 1:00 PM ET at this same internet address. For a telephone replay, dial
(800) 633-8284, reservation #21144876 after 1:00 PM ET.

ABOUT ALPHA TECHNOLOGIES GROUP

     Alpha Technologies Group (www.ALPHAtgi.com), Inc. is engaged in the manufacture, fabrication and sale of thermal management and non-thermal fabricated products and aluminum extrusions. The Company is one of the leading manufacturers of thermal management products in the United States. Thermal management products, principally heat sinks, dissipate unwanted heat generated by electronic components. The Company's thermal management products serve the automotive, telecommunication, industrial controls, transportation, power supply, factory automation, consumer electronics, aerospace, defense, microprocessor, and computer industries. The Company also sells non-thermal fabricated products and aluminum extrusions to various industries including the construction, sporting goods and other leisure activity markets.

FORWARD-LOOKING STATEMENTS

     This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, excess or shortage of production capacity, compliance with covenants in the Company's loan documents, ability to meet principal payments under those loan documents and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances which may take place after the date of this release.

                                (tables attached)

                                                                           #3327

                 ALPHA TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In Thousands, Except Per Share Data)

                                                  Three Months Ended               Six Months Ended
                                               -------------------------       -------------------------
                                               April 27,       April 28,       April 27,       April 28,
                                                 2003            2002            2003            2002
                                               ---------       ---------       ---------       ---------
SALES                                          $ 12,209        $ 13,933        $ 23,630        $ 26,520
COST OF SALES                                    10,727          11,545          20,960          22,351
                                               --------        --------        --------        --------
     Gross profit                                 1,482           2,388           2,670           4,169
                                               --------        --------        --------        --------
OPERATING EXPENSES
     Research and development                       102             131             195             243
     Selling, general and administrative          1,455           1,597           2,817           3,138
                                               --------        --------        --------        --------
          Total operating expenses                1,557           1,728           3,012           3,381
                                               --------        --------        --------        --------

OPERATING (LOSS) INCOME                             (75)            660            (342)            788

INTEREST EXPENSE                                   (509)           (650)         (1,031)         (1,285)

OTHER INCOME, net                                     1              10               5              18

COSTS ASSOCIATED WITH DEBT
  EXTINGUISHMENTS AND MODIFICATIONS                  --            (591)             --            (591)
                                               --------        --------        --------        --------
LOSS BEFORE BENEFIT FOR INCOME TAXES               (583)           (571)         (1,368)         (1,070)

BENEFIT FOR INCOME TAXES                           (235)           (223)           (547)           (408)
                                               --------        --------        --------        --------

NET LOSS                                           (348)           (348)           (821)           (662)
                                               ========        ========        ========        ========
LOSS PER COMMON SHARE:
     BASIC                                     $  (0.05)       $  (0.05)       $  (0.12)       $  (0.09)
                                               ========        ========        ========        ========
     DILUTED                                   $  (0.05)       $  (0.05)       $  (0.12)       $  (0.09)
                                               ========        ========        ========        ========

WEIGHTED AVERAGE NUMBER
OF COMMON AND COMMON
EQUIVALENT SHARES OUTSTANDING:
     BASIC                                        7,110           7,110           7,110           7,109
     DILUTED                                      7,110           7,110           7,110           7,109


SELECTED BALANCE SHEET DATA
($ in thousands)                               Apr. 27,        Oct. 27,
                                                 2003            2002
                                               --------        --------
Cash                                           $  1,076        $    751
Working capital                                   6,833           9,484
Debt, including current maturities               23,350          24,850
Total assets                                     53,038          55,633
Stockholders' equity                           $ 25,150        $ 25,880